UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 17, 2022
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 South Broadway, 4th Floor White Plains, New York	10601
(Address of principal executive offices)	(Zip code)

(888) 496-8001
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 13, 2022, Turtle Beach Corporation (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with The Donerail Group LP (“Donerail”), SCW Capital Management, LP (“SCW”) and the other parties named therein (collectively with Donerail and SCW, the “Donerail Group”) related to the composition of the Company’s board of directors (the “Board”) and certain other matters. In connection with the Agreement, on May 17, 2022, the Board increased the size of the Board from six to eight seats, accepted the voluntary resignation of Yie-Hsin Hung from the Board, and concurrently with Ms. Hung’s resignation, appointed Katherine L. Scherping, Brian Stech and Michelle D. Wilson to the Board. Ms. Hung’s decision to resign from the Board was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Scherping was appointed to the Audit Committee of the Board and to the Nominating and Governance Committee of the Board. Mr. Stech was nominated to the Compensation Committee of the Board. In addition, Mr. Stech and Ms. Wilson each were nominated to the previously-announced Strategic Review Committee of the Board.

The Board has determined that each of Ms. Scherping, Mr. Stech and Ms. Wilson is an independent director as defined in the listing standards of The Nasdaq Stock Market LLC and the applicable rules of the Securities and Exchange Commission. Ms. Scherping, Mr. Stech and Ms. Wilson will each receive the Company’s standard compensation for non-employee directors, as described in the Company’s proxy statement for its 2022 Annual Meeting, which was filed on April 21, 2022.

Other than as described in the Company’s Current Report on Form 8-K filed on May 17, 2022 and this Item 5.02, there are no arrangements or understandings between any of Ms. Scherping, Mr. Stech or Ms. Wilson and any other person pursuant to which they were selected as directors. None of Ms. Scherping, Mr. Stech or Ms. Wilson is party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

In addition, on May 17, 2022, the Board adopted the 2022 Retention Plan (the “Plan”), which is intended to encourage the continued employment of a select group of management employees of the Company for the period through November 17, 2023, eighteen months following the initial adoption of the Plan.  The Board also approved the select group of management employees for participation in the Plan, which included both Juergen Stark (“CEO”) and John Hanson (“CFO”).

Under the terms of the Plan, certain participants (“RSU Participants”) will receive a retention award of restricted stock units under and subject to the terms of the Company’s 2013 Stock-Based Incentive Compensation Plan and the Company’s form of restricted stock unit award agreement, in an amount equal to a percentage determined by the Board and set out in the RSU Participant’s grant letter (the “Applicable Percentage”), multiplied by the RSU Participant’s base salary as of the effective date of the Plan (or such later date as the employee becomes a participant in the Plan), and divided by the closing price of a share of the Company’s common stock on the award grant date (the “RSU Participant Award”). 100% of the RSU Participant Award will vest on May 17, 2023, one year following the initial adoption of the Plan, provided that the RSU Participant remains an employee of the Company in good standing through May 17, 2023.

The CEO and CFO are RSU Participants under the Plan based on an Applicable Percentage of 30% and therefore received an RSU Participant Award for 9,570 and 5,980 shares of the Company’s common stock respectively.

The Plan also provides that certain other participants (“Cash Participants”) will be entitled to receive a lump-sum cash payment equal to the Cash Participant’s Applicable Percentage multiplied by the Cash Participant’s base salary as of the effective date of the Plan (or such later date as the employee becomes a participant in the Plan) (the “Cash Retention Bonus”), provided that the Cash Participant remains an employee of the Company in good standing through May 17, 2023, and payable no later than May 30, 2023.  The CEO and CFO are not Cash Participants under the Plan.

If a Plan participant’s employment is terminated by the Company without “Cause” or a participant terminates his or her employment for “Good Reason” (in each case as defined in the Plan) before November 17, 2023, then, subject to the participant’s execution and non-revocation of a general release and subject to the participant’s continued compliance with all covenants applicable to the participant, the participant will be entitled to certain rights as detailed in the Plan, which include: (i) accelerated vesting of certain outstanding equity awards that vest based on service and/or performance (including the RSU Participant Award, if applicable), (ii) extension of the exercise period for nonqualified stock options to one year following termination of employment, (iii) payment of a Cash Participant’s unpaid Cash Retention Award, if the termination occurs prior to May 17, 2023, and (iv) severance payments equal to continuation of the participant’s base pay for a set number of months determined by the Board and set out in the RSU Participant’s grant letter.

With respect to the severance entitlement set forth in (iv) above, if a participant is eligible to receive any other severance, separation, notice or termination payments on account of his or her employment with the Company under any other plan, policy, program or agreement, the participant will only receive the greater of the severance payments in the Plan or such other severance payments.

The CEO is not eligible for severance payments under the Plan, as he is eligible to receive twelve months of continuation of base pay pursuant to his offer letter in the event of a qualifying termination, which includes both a termination without cause or a resignation for good reason as defined in the CEO’s offer letter. The CFO’s severance rights under the Plan are equal to the same number of months of continuation of base pay as set out in his offer letter in the event of his termination without Cause (six months), but his participation in the Plan extends his eligibility for severance payments to a termination for Good Reason.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  May 18, 2022

TURTLE BEACH CORPORATION
By:	/S/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary